News Release

For Immediate Release                                                 Exhibit 99


Contacts:
K. C. Trowell                                         G. Thomas Frankland
Chairman & Chief Executive Officer                    Executive Vice President &
CNB Florida Bancshares, Inc.                          Chief Financial Officer
                                                      904/265-0261




           CNB Florida Bancshares Reports 2002 Second Quarter Results

     Jacksonville, Florida (July 24, 2002) - CNB Florida Bancshares, Inc. (NASDAQ: CNBB) today reported net income increased 58% for the second quarter of 2002 to $1,333,000, or $0.21 per diluted share, compared to $843,000, or $0.14 per diluted share, for the comparable 2001 quarter. For the six months ended June 30, 2002, net income was $2,328,000, or $0.38 per diluted share, compared to $1,453,000, or $0.23 per diluted share for the comparable 2001 period. Total assets increased to $660.9 million at June 30, 2002 compared to $577.0 million at June 30, 2001, an increase of 15%.

     Total outstanding loans and deposits rose 19% and 20% to $555.0 million and $587.5 million, respectively, at June 30, 2002 from $467.7 million and $489.5 million, respectively, at the end of the comparable 2001 quarter. Loan growth was primarily centered in commercial, commercial real estate, commercial secured by real estate and mortgage loans. Increases in deposits occurred across all deposit categories.

     The Company's loan to deposit ratio at June 30, 2002 was 94% compared to 96% at the end of the 2001 quarter. Loan growth was the primary contributor to the 25% increase in net interest income to $6.4 million for the 2002 quarter


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compared to $5.1 million for 2001.  Interest income was  essentially  flat while interest expense decreased 26% for the 2002 second quarter over comparable 2001 amounts. The decreased interest expense reflects a decline in funding costs on deposits and a decrease in the Company's reliance on higher-cost wholesale borrowings.

     The provision for loan losses was $525,000 for the 2002 quarter, a 5% increase over the comparable 2001 quarter, reflecting the impact of continued loan growth and the current economic environment. Non-performing assets were $3.5 million at June 30, 2002 and $2.9 million at December 31, 2001. Net charge-offs for the 2002 quarter were $146,000, or 0.11% of average loans on an annualized basis, compared to $30,000, or 0.03%, for the second quarter of 2001. The allowance for loan losses as a percentage of loans stood at 1.04% at June 30, 2002, compared to 0.97% at the end of the comparable 2001 quarter.

     Non-interest income increased 4% to $1.5 million for the 2002 quarter from $1.4 million for the comparable 2001 quarter. The increase was primarily attributed to fees associated with the increased deposit base. These increases were partially offset by a decline in secondary market mortgage loan sales. Income from secondary market mortgage loan sales is highly dependent on mortgage loan origination volumes and the overall level of mortgage loan activity.

     Non-interest expense increased 12% to $5.3 million in the 2002 second quarter compared to $4.7 million for the 2001 second quarter. This increase is primarily attributable to higher personnel costs resulting from the build-out of the Company's production and operational platform during the last two years. Non-interest expense also increased as a result of higher data processing costs resulting from a larger customer base and increased transaction activity and amortization of the core deposit intangible recorded in connection with the 2001 Republic Bank branch acquisitions. Non-interest expense as a percentage of average assets was 3.32% for the second quarter of 2002 compared to 3.52% for the comparable 2001 quarter, reflecting the continued realization of efficiencies gained through the operational platform expansion.

     "During the first half of 2002 we continued to achieve growth in earnings per share as we improved our operational efficiency and realized continued improvement in our overall funding costs," stated K.C. Trowell, Chairman and Chief Executive Officer. "Despite the continued economic volatility, we were able to achieve growth in both loans and deposits, while maintaining credit quality," added Trowell. "Finally, we remain cautiously optimistic and are positioned to take advantage of the anticipated increasing rate environment expected during the second half of 2002 and into 2003 as well as maintain a slightly asset sensitive position."


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     CNB Florida  Bancshares,  Inc. also announced  today the declaration of its regular quarterly dividend of $.05 per share of common stock, payable August 2, 2002 to shareholders of record on July 24, 2002.

                                     * * * *

     CNB Florida Bancshares, Inc., a registered bank holding company, is the parent of CNB National Bank, the largest community bank headquartered in Northeast Florida. CNB National Bank commenced operations in 1986 with one Lake City location and today has fifteen offices in eight counties (Alachua, Baker, Bradford, Columbia, Duval, St. Johns, Suwannee and Union).

     The statements contained in this press release, other than historical information, are forward-looking statements, which involve risks, assumptions and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date hereof. The company does not undertake any obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.















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                          CNB Florida Bancshares, Inc.
                  Consolidated Statement of Financial Condition
                                   (Unaudited)

                                                                   June 30,              December 31,
                                                                     2002                    2001
                                                                   -------               -----------
                                                                           (in thousands)
ASSETS
  Cash and due from banks                                         $  21,540              $  17,993
  Interest bearing deposits                                             425                    584
  Federal funds sold                                                    950                  2,100
  Securities available for sale                                      41,943                 33,003
  Securities held to maturity                                         1,738                  4,060
  Loans                                                             554,992                511,647
  Less:  Allowance for loan losses                                   (5,750)                (5,205)
                                                                  ---------              ---------

  Net loans                                                         549,242                506,442
  Loans held for sale                                                 7,105                  9,908
  Premises and equipment, net                                        25,484                 26,167
  Intangible assets                                                   6,428                  6,802
  Other assets                                                        6,088                  4,962
                                                                  ---------              ---------

     Total assets                                                 $ 660,943              $ 612,021
                                                                  =========              =========


LIABILITIES
  Non-interest bearing deposits                                   $  83,662              $  72,859
  Savings, time and demand deposits                                 370,131                344,481
  Time deposits, $100,000 and over                                  133,740                115,551
                                                                  ---------              ---------
     Total deposits                                                 587,533                532,891

  Securities sold under repurchase agreements
    and federal funds purchased                                      10,058                 18,148
  Other borrowings                                                   10,000                 10,000
  Other liabilities                                                   5,000                  4,313
                                                                  ---------              ---------
     Total liabilities                                              612,591                565,352

SHAREHOLDERS' EQUITY
  Common stock, $.01 par value
     10,000,000 shares authorized; 6,095,953 and 6,106,453
      shares issued and outstanding                                      61                     61
  Additional paid-in capital                                         30,540                 30,533
  Retained earnings                                                  17,466                 15,749
  Accumulated other comprehensive income                                285                    326
                                                                  ---------              ---------
     Total shareholders' equity                                      48,352                 46,669
                                                                  ---------              ---------

     Total liabilities and shareholders' equity                   $ 660,943              $ 612,021
                                                                  =========              =========

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                          CNB Florida Bancshares, Inc.
                        Consolidated Statement of Income
                                   (Unaudited)

                                                                                     Three months ended June 30,
                                                                                    2002                     2001
                                                                                    ----                     ----
                                                                                          (in thousands)
INTEREST INCOME
  Interest and fees on loans                                                     $    9,648             $    9,540
  Interest on investment securities                                                     441                    564
  Interest on federal funds sold and
    interest bearing deposits                                                            33                     12
                                                                                 ----------             ----------

     Total interest income                                                           10,122                 10,116
                                                                                 ----------             ----------

INTEREST EXPENSE
  Interest on deposits                                                                3,512                  4,513
  Interest on repurchase agreements and federal
    funds purchased                                                                      47                    173
  Interest on other borrowings                                                          163                    329
                                                                                 ----------             ----------

     Total interest expense                                                           3,722                  5,015
                                                                                 ----------             ----------

NET INTEREST INCOME                                                                   6,400                  5,101

  Provision for loan losses                                                             525                    500
                                                                                 ----------             ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                                      5,875                  4,601

NON-INTEREST INCOME                                                                   1,500                  1,437
                                                                                 ----------             ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                                      2,783                  2,564
  Occupancy and equipment expense                                                       834                    739
  Other operating expense                                                             1,687                  1,430
                                                                                 ----------             ----------

     Total non-interest expense                                                       5,304                  4,733
                                                                                 ----------             ----------

Income before income tax                                                              2,071                  1,305

Provision for income tax                                                                738                    462
                                                                                 ----------             ----------

NET INCOME                                                                       $    1,333             $      843
                                                                                 ==========             ==========

EARNINGS PER SHARE:
     Basic                                                                       $     0.22             $     0.14
                                                                                 ==========             ==========

     Diluted                                                                     $     0.21             $     0.14
                                                                                 ==========             ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                        6,095,953              6,097,474
                                                                                  =========              =========

     Diluted                                                                      6,200,906              6,233,770
                                                                                  =========              =========

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                                           CNB Florida Bancshares, Inc.
                                         Consolidated Statement of Income
                                                    (Unaudited)

                                                                                 Six months ended June 30,
                                                                              2002                     2001
                                                                              ----                     ----
                                                                                      (in thousands)
INTEREST INCOME
  Interest and fees on loans                                              $   18,900               $   18,447
  Interest on investment securities                                              918                    1,194
  Interest on federal funds sold and
    interest bearing deposits                                                     48                       30
                                                                          ----------               ----------

     Total interest income                                                    19,866                   19,671
                                                                          ----------               ----------

INTEREST EXPENSE
  Interest on deposits                                                         7,177                    8,643
  Interest on repurchase agreements and federal
    funds purchased                                                              108                      359
  Interest on other borrowings                                                   324                      866
                                                                          ----------               ----------

     Total interest expense                                                    7,609                    9,868
                                                                          ----------               ----------

NET INTEREST INCOME                                                           12,257                    9,803

  Provision for loan losses                                                    1,025                      900
                                                                          ----------               ----------
NET INTEREST INCOME AFTER LOAN
  LOSS PROVISION                                                              11,232                    8,903

NON-INTEREST INCOME                                                            2,904                    2,456
                                                                          ----------               ----------

NON-INTEREST EXPENSE
  Salaries and employee benefits                                               5,526                    4,977
  Occupancy and equipment expense                                              1,656                    1,396
  Other operating expense                                                      3,281                    2,748
                                                                          ----------               ----------

     Total non-interest expense                                               10,463                    9,121
                                                                          ----------               ----------

Income before income tax                                                       3,673                    2,238

Provision for income tax                                                       1,345                      785
                                                                          ----------               ----------

NET INCOME                                                                $    2,328               $    1,453
                                                                          ==========               ==========

EARNINGS PER SHARE:
     Basic                                                                $     0.38               $     0.24
                                                                          ==========               ==========

     Diluted                                                              $     0.38               $     0.23
                                                                          ==========               ==========

WEIGHTED AVERAGE SHARES
  OUTSTANDING:
     Basic                                                                 6,098,512                6,096,244
                                                                           =========                =========

     Diluted                                                               6,176,294                6,216,274
                                                                           =========                =========